UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2009

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51887	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

16255 Aviation Loop Drive, Brooksville, FL	34604
(Address of Principal Executive Offices)	(Zip Code)

(352) 754-8587
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.  Other Events.

On August 13, 2009, Neuro-Hitech, Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission (“SEC”) to suspend immediately its obligation to file current and periodic reports under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and to terminate the registration of the Company’s Common Stock under Section 12(g) of the Exchange Act.  The Company is eligible to file Form 15 as a result of having fewer than 300 shareholders of record of its common stock.  With the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including, but not limited to, Forms 10-K, 10-Q and 8-K, are immediately suspended.  The Company expects the formal deregistration to become effective ninety (90) days after filing the Form 15.

Following deregistration, the Company anticipates that its common stock may be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s stock. The Company can give no assurance, however, that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: August 13, 2009	By:	/s/ David Ambrose
David Ambrose
Chief Executive Officer